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                                                                   Exhibit  99.6
                                                                   -------------

                                                  LEBOEUF, LAMB, GREENE & MACRAE
                                                  ------------------------------
                                     L.L.P.
      A LIMITED LIABILITY PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS
260 FRANKLIN STREET
-------------------
                             BOSTON, MA 02110-3173
                                 (617) 439-9500
                           FACSIMILE: (617) 439-0341
                           FASCIMILE: (617) 439-0342

                             WRITER'S DIRECT DIAL:
                                 (617) 748-6834
                       E-MAIL ADDRESS:  AZHORSLE@LLOM.COM
                                        -----------------

                                 March 2, 2000

VIA TELEFAX AND
FIRST CLASS MAIL

Ms. Elizabeth J. Shampnoi
American Arbitration Association
1633 Broadway
Floor 10
New York, NY10019-6708

     Re:  13-181-01117-99
          The J-Net Group and Carnegie International Corporation
          ------------------------------------------------------

Dear Ms. Shampnoi:

     Further to my telephone conversation with you of last week, this is to confirm that the J-Net Group, having recently reviewed the 10Q filings of Carnegie International, has determined that pursuant of their claims against Carnegie International through arbitration would be, in fact, impracticable.

     As a result, J-Net has requested that the arbitration demand be withdrawn, without prejudice to the rights of either party, and has requested that counsel for Carnegie International assent to this request, again without prejudice to the rights of Carnegie International.

                              Very truly yours,


                              Allen C. B. Horsley

Cc:  Rchard L. Gershberg, Esq.
     Mr. John H. Hoagland, Jr.
     Ms. Annetta Douglass
     Mr. William Dredge